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                                                                     EXHIBIT 2.0



                               AGREEMENT AND PLAN

                                       OF

                                 REORGANIZATION

                          DATED AS OF NOVEMBER 3, 1999

                                  BY AND AMONG


                        AMERICAN REALTY INVESTORS, INC.,

                             NATIONAL REALTY, L.P.

                                      AND

                          AMERICAN REALTY TRUST, INC.



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                      AGREEMENT AND PLAN OF REORGANIZATION

    AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 3, 1999 (the "Agreement"), by and among AMERICAN REALTY INVESTORS, INC., a newly-formed Nevada corporation ("Newco"), NATIONAL REALTY, L.P., a Delaware limited partnership ("NRLP"), and AMERICAN REALTY TRUST, INC., a Georgia corporation ("ART").

    WHEREAS, (i) Newco is a newly formed corporation organized and existing under the laws of the State of Nevada, (ii) NRLP is a limited partnership organized and existing under the laws of the State of Delaware and (iii) ART is a corporation organized and existing under the laws of the State of Georgia;

    WHEREAS, Newco has formed a wholly owned subsidiary called ART Acquisition Corp., a corporation organized under the laws of the State of Georgia ("Sub I"), and a wholly owned subsidiary called NRLP Acquisition Corp., a corporation organized under the laws of the State of Delaware ("Sub II"), and all the outstanding capital stock of each of Sub I and Sub II is owned by Newco;

    WHEREAS, the Board of Directors of each of Newco and ART and the general partner of NRLP deem it advisable and in the best interests of their stockholders and unitholders, as applicable, that each of NRLP and ART become subsidiaries of Newco pursuant to the Mergers (as hereinafter defined) hereinafter provided for, and desire to make certain representations, warranties and agreements in connection with such Mergers; and

    WHEREAS, as part of a single plan to be effectuated pursuant to this Agreement, the ART Merger Agreement and the NRLP Merger Agreement, it is intended that the transactions described in such agreements be treated for federal income tax purposes as an integrated transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder (and any similar provision of state law).

    NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

    For purposes of this Agreement, the following terms shall have the following meanings:

    Section 1.1 "Acquisition Proposal" shall have the meaning set forth in
Section 7.1.



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    Section 1.2  "Affiliate" shall mean, as to any person, any other person that directly or indirectly controls, or is under common control with or is controlled by such person.

    Section 1.3  "ART Balance Sheet" shall have the meaning set forth in
Section 5.5.

    Section 1.4  "ART Common Stock" shall have the meaning set forth in
Section 2.1.

    Section 1.5  "ART Designees" shall have the meaning set forth in
Section 2.5.

    Section 1.6  "ART Merger" shall have the meaning set forth in Section 2.1.

    Section 1.7  "ART Merger Agreement" shall have the meaning set forth in
Section 2.1.

    Section 1.8  "ART Plans" shall have the meaning set forth in Section 5.10.

    Section 1.9  "ART Preferred Stock" shall have the meaning set forth in
Section 5.2.

    Section 1.10 "ART SEC Reports" shall have the meaning set forth in
Section 5.5.

    Section 1.11 "ART Special Stock" shall have the meaning set forth in
Section 2.1.

    Section 1.12 "ART Stock" shall have the meaning set forth in Section 2.1.

    Section 1.13 "ART Stock Option" shall have the meaning set forth in
Section 7.7.

    Section 1.14 "Certificate of Merger" shall have the meaning set forth in
Section 2.3.

    Section 1.15 "Code" shall have the meaning set forth in the introductory clauses hereto.

    Section 1.16 "DGCL" shall have the meaning set forth in Section 2.3.

    Section 1.17 "DRLPA" shall have the meaning set forth in Section 2.2.

    Section 1.18 "Effective Time" shall have the meaning set forth in
Section 2.3.

    Section 1.19 "ERISA " shall mean the Employee Retirement Income Security Act of 1974, as amended.

    Section 1.20 "ERISA Affiliate" with respect to any party, shall mean any trade or business, whether or not incorporated, that together with such party would be deemed a "single employer" within the meaning of section 4001(a)(15) of ERISA.

    Section 1.21 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.



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     Section 1.22 "Form S-4" shall mean the Registration Statement on Form S-4 to be filed with the SEC under the Securities Act in connection with the Mergers for the purpose of registering the shares of Newco Common Stock to be issued in the Mergers.

     Section 1.23 "GBCA" shall have the meaning set forth in Section 2.1.

     Section 1.24 "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     Section 1.25 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Section 1.26 "Material Adverse Effect" with respect to any party, shall mean a material adverse effect (or any development which, insofar as reasonably can be foreseen, in the future is reasonably likely to have a material adverse effect) on the business, assets, financial or other condition, results of operations or prospects of such party and its Subsidiaries taken as a whole.

     Section 1.27 "Mergers" shall mean the ART Merger and the NRLP Merger.

     Section 1.28 "Merger Agreements" shall mean the ART Merger Agreement and the NRLP Merger Agreement.

     Section 1.29 "Newco Board" shall have the meaning set forth in Section 2.5.

     Section 1.30 "Newco Bylaws" shall have the meaning set forth in
Section 2.5.

     Section 1.31 "Newco Common Stock" shall have the meaning set forth in
Section 2.1.

     Section 1.32 "NRLP Balance Sheet" shall have the meaning set forth in
Section 4.5.

     Section 1.33 "NRLP Designees" shall have the meaning set forth in
Section 2.2.

     Section 1.34 "NRLP Merger" shall have the meaning set forth in Section 2.5.

     Section 1.35 "NRLP Merger Agreement" shall have the meaning set forth in
Section 2.2.

     Section 1.36 "NRLP Partnership Agreement" shall have the meaning set forth in Section 2.2.

     Section 1.37 "NRLP Plan" shall have the meaning set forth in Section 2.2.

     Section 1.38 "NRLP SEC Reports" shall have the meaning set forth in
Section 4.10.



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     Section 1.39 "NRLP Units" shall have the meaning set forth in Section 2.2.

     Section 1.40 "Proxy Statement" shall mean the joint proxy statement/ prospectus to be distributed to holders of shares of ART Common Stock and holders of NRLP Units in connection with the meetings of such holders to be held in connection with the transactions contemplated by this Agreement and the Merger Agreements.

     Section 1.41 "SEC" shall mean the Securities and Exchange Commission.

     Section 1.42 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Section 1.43 "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

     Section 1.44 "Sub I" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.45 "Sub II" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.46 "Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

     Section 1.47 "Termination Date" shall have the meaning set forth in
Section 9.1.

     Section 1.48 "Third Party" shall mean any person or group that is deemed to be a "person" within the meaning of Section 13(d) of the Exchange Act.


                                   ARTICLE II

                                  THE MERGERS

     Section 2.1 ART Merger.
                 ----------

             (a) Newco and Sub I have executed and delivered, and ART has executed and delivered, and agrees, subject to the terms and conditions of this Agreement and the ART Merger Agreement, to submit to its shareholders for adoption and approval as required under the Georgia Business Corporation Code (the "GBCA"), together with this Agreement, in accordance with Article II hereof, the Agreement of Merger, a form of which is set forth as Exhibit A
                                                                 ---------
hereto, with such further changes as may be mutually agreed upon by the parties hereto (the "ART Merger Agreement"), providing for the merger of Sub I with and into ART (the "ART Merger") and the conversion of each outstanding share of ART common stock, par value $0.01 per share (the "ART Common Stock"), into shares of Newco common stock, par value $0.01 per share (the "Newco




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Common Stock") and the conversion of each outstanding share of ART special stock, $2.00 par value per share (the "ART Special Stock" and, together with the ART Common Stock, the "ART Stock") into one share of Newco preferred stock, $2.00 par value per share. As provided in the ART Merger Agreement, ART shall be the surviving corporation in the ART Merger and shall become a wholly owned subsidiary of Newco. From and after the Effective Time, the identity and separate existence of Sub I shall cease, and ART shall succeed, without other transfer, to all the rights, properties, debts and liabilities of Sub I.

          (b) In connection with the ART Merger, Newco shall take such action as may be necessary to reserve sufficient shares of Newco Common Stock, prior to the ART Merger, to permit the issuance of shares of Newco Common Stock (i) to the holders of ART Common Stock as of the Effective Time in accordance with the terms of the ART Merger Agreement and (ii) upon the exercise of ART Stock Options to be assumed by Newco in accordance with Section 7.7 hereof. Each of Newco and ART shall use its reasonable efforts to cause the ART Merger to be consummated in accordance with the terms of this Agreement and the ART Merger Agreement.

     Section 2.2 NRLP Merger.
                 -----------

          (a) Newco and Sub II have executed and delivered, and NRLP has executed and delivered, and agrees, subject to the terms and conditions of this Agreement and the NRLP Merger Agreement, to submit to its holders of units of partnership interest (the "NRLP Units") for adoption and approval, as required under the terms of the First Amended and Restated Agreement of Limited Partnership of NRLP, as amended (the "NRLP Partnership Agreement"), and the Delaware Revised Limited Partnership Act (the "DRLPA"), together with this Agreement, in accordance with Article II hereof, the Agreement of Merger, a form of which is set forth as Exhibit B hereto, with such further changes as may be
                         ---------
mutually agreed upon by the parties hereto (the "NRLP Merger Agreement"), providing for the merger of Sub II with and into NRLP (the "NRLP Merger") and the conversion of the outstanding NRLP Units held by all limited partners, other than ART and its wholly-owned subsidiaries, into shares of Newco Common Stock. As set forth in the NRLP Merger Agreement, (i) all NRLP Units held by ART and its wholly-owned subsidiaries will remain issued and outstanding and (ii) NRLP shall be the surviving entity in the NRLP Merger and shall become a subsidiary of Newco. From and after the Effective Time, the identity and separate existence of Sub II shall cease, and NRLP shall succeed, without other transfer, to all the rights, properties, debts and liabilities of Sub II.

          (b) In connection with the NRLP Merger, Newco shall take such action as may be necessary to reserve sufficient shares of Newco Common Stock prior to the Merger to permit the issuance of shares of Newco Common Stock to the holders of NRLP Units as of the Effective Time in accordance with the terms of the NRLP Merger Agreement. Each of Newco and NRLP shall use its reasonable efforts to cause the NRLP Merger to be consummated in accordance with the terms of this Agreement and the NRLP Merger Agreement.

     Section 2.3 Filing of Merger Agreements and Related Certificates.
                 ----------------------------------------------------
Immediately after all conditions to this Agreement have been satisfied or waived, the certificates of merger pertaining to



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the ART Merger and the NRLP Merger, respectively (together the "Certificates of
Merger"), or such other documents necessary to effect the Mergers, shall be executed and filed in accordance with the GBCA or the DRLPA and the Delaware General Corporation Law (the "DGCL"), as the case may be, and the Mergers shall become effective substantially simultaneously (and shall be treated as occurring simultaneously for tax purposes) in accordance with the terms of the Merger Agreements (such time and date are referred to herein as the "Effective Time").

     Section 2.4 Effect of Mergers.  The parties agree to the following
                 -----------------
provisions with respect to the Mergers:

          (a) Names of Surviving Entities.  The names of ART and NRLP, as the
              ---------------------------
surviving entities in the Mergers, from and after the Effective Time shall be "American Realty Trust, Inc." and "National Realty, L.P.," respectively, until changed or amended in accordance with applicable law.

          (b) Charter Documents.  At the Effective Time (i) the articles of
              -----------------
incorporation and bylaws of ART, as in effect immediately prior to the Effective Time, shall be amended so that the operative provisions read in their entirety exactly as the articles of incorporation and bylaws, respectively, of Sub I, except that the name of the corporation specified therein shall be "American Realty Trust, Inc." and (ii) the agreement of limited partnership of NRLP, as in effect immediately prior to the Effective Time, shall be the partnership agreement of NRLP and NRLP shall be the surviving entity in the NRLP Merger.

          (c) Other Effects.  The ART Merger shall have such other effects as
              -------------
are set forth in the ART Merger Agreement and the GBCA and the NRLP Merger shall have such other effects as are set forth in the NRLP Merger Agreement and the DRLPA and the DGCL.

          (d) Tax Effects.  The parties intend that the transactions described
              -----------
in this Agreement, the ART Merger Agreement and the NRLP Merger Agreement constitute a single plan that is treated for federal income tax purposes as an integrated transaction described in and satisfying each of the requirements of
Section 351 of the Code and the regulations thereunder (and any similar provisions of state laws) pursuant to which (i) each shareholder of ART is treated as transferring all of its ART stock to Newco in exchange for Newco stock, (ii) each limited partner of NRLP, other than ART (and its wholly owned subsidiaries), is treated as transferring all of its NRLP Units to Newco in exchange for Newco stock and (iii) immediately after the transactions described in (i) and (ii), the former shareholders of ART and the former limited partners of NRLP, other than ART (and its wholly owned subsidiaries), as a group, are in "control" of Newco (as such term is defined in Section 368(c) of the Code). The parties intend that no transactions other than the transactions described in this Agreement, the ART Merger Agreement and the NRLP Merger Agreement be considered part of the integrated transaction for purposes of determining the group in "control" of Newco immediately after these transactions.

     Section 2.5 Name of Newco, Directors and Officers of Newco.
                 ----------------------------------------------

          (a) Name. The name of Newco, as the parent of ART and NRLP following the consummation of the Mergers, from and after the Effective Time, shall be "American Realty, Inc." until changed or amended in accordance with applicable law.

          (b) Newco Governance.
              ----------------

                    (i) The directors comprising the full board of directors of Newco (the "Newco Board") at the Effective Time to be comprised of six directors. Initially, four of such directors shall be designated by ART and two of such directors shall be designated by NRLP. ART hereby designates the persons listed as such on Exhibit C hereto as its initial designees to the Newco Board
                  ---------
(the "ART Designees"). NRLP hereby designates the persons listed as such on Exhibit C hereto as its initial designees to the Newco Board (the "NRLP
---------
Designees"). If, prior to the Effective Time, any of the ART Designees or the NRLP Designees shall decline or be unable to serve as a Newco director, ART (if such person was so designated by ART) or NRLP (if such person was so designated by NRLP) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other parties or party as the case may be.

                    (ii) At or prior to the Effective Time, Karl L. Blaha shall be designated as President and Chief Executive Officer of Newco, provided, that if he is unwilling or unable to serve in such capacity, his replacement shall be selected by the Newco Board as constituted at the Effective Time. Newco shall also have such other officers as may be elected by the Newco Board.

          (c) Tenure.  The foregoing officers and directors of Newco, shall hold
              ------
their positions until their resignation or removal or the election or appointment of their successors in the manner provided by Newco's charter documents and applicable law.

     Section 2.6 Approval of Mergers by Newco.  Newco, as the sole shareholder
                 ----------------------------
of each of Sub I and Sub II, has heretofore executed a formal written consent under Section 14-2-704 of the GBCA and Section 228 of the DGCL, approving, authorizing and adopting the ART Merger Agreement and the NRLP Merger Agreement.

     Section 2.7 Newco Certificate of Incorporation and Bylaws.  Prior to the
                 ---------------------------------------------
Effective Time, the shareholder of Newco shall cause Newco to amend its articles of incorporation to read in its entirety as set forth in Exhibit D hereto and to
                                                         ---------
amend its Bylaws to read in their entirety as set forth in Exhibit E hereto.
                                                           ---------

     Section 2.8 Sub I Articles of Incorporation and Bylaws.  Prior to the
                 ------------------------------------------
Effective Time the articles of incorporation and bylaws of Sub I shall be amended in a manner reasonably acceptable to ART.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF NEWCO


           Newco represents and warrants to ART and NRLP as follows:

     Section 3.1 Organization and Qualification.  Newco is a corporation duly
                 ------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on Newco. True, accurate and complete copies of the articles of incorporation and bylaws of Newco as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to ART and NRLP.

     Section 3.2 Capitalization.
                 --------------

          (a) The authorized capital stock of Newco consists of 1,000 shares of Newco Common Stock. As of the date hereof, there were 1,000 shares of Newco Common Stock issued and outstanding, all which are owned by Robert A. Waldman, as the sole incorporator of Newco, and all of which are validly issued, fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive rights.

          (b) Except for this Agreement and the Merger Agreements, there are not now, and at the Effective Time there will not be, any options, warrants, calls, rights, subscriptions, convertible securities or other rights or agreements, arrangements or commitments of any kind obligating Newco to issue, transfer or sell any securities of Newco. There are no outstanding contractual or other obligations of Newco to purchase, redeem or otherwise acquire any shares of Newco Common Stock. There is not now, and at the Effective Time there will not be, any stockholder agreement, voting trust or other agreement or understanding to which Newco is a party or bound relating to the voting of any shares of the capital stock of Newco.

     Section 3.3 Authority.  Newco has all requisite corporate power and
                 ---------
authority to execute and deliver this Agreement and the Merger Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Merger Agreements, and the consummation by Newco of the transactions contemplated hereby and thereby, have been duly authorized by Newco's board of directors and no other corporate proceedings on the part of Newco are necessary to authorize the execution and delivery of this Agreement and the Merger Agreements and the consummation by Newco of the transactions contemplated hereby and thereby, except for the approval thereof by the stockholders of Newco. This Agreement has been and, as of the Effective Time, the Merger Agreements will have been, duly and validly executed and delivered by Newco and, assuming the due authorization, execution and delivery hereof and thereof by ART and NRLP, constitute or will constitute, as the case may be, valid and binding agreements of Newco, enforceable against Newco in accordance with their terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 3.4 Consents and Approvals; No Violation.  None of the execution
                 ------------------------------------
and delivery of this Agreement or the Merger Agreements, the consummation by Newco of the transactions contemplated hereby and thereby or compliance by Newco with any of the provisions hereof will (a) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Newco, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the Exchange Act, the Securities Act and the HSR Act and (ii) for filing the Certificate of Merger with respect to the Mergers pursuant to the GBCA or the DRLPA and the DGCL, as applicable, (c) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of Newco pursuant to any note, license, agreement or other instrument or obligation to which Newco is a party or by which Newco or any of its assets may be bound or affected, or (d) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Newco or any of its properties or assets, other than (i) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts and (ii) such consents, approvals, authorizations, permits or filings that are not obtained, as set forth pursuant to (b) above, which, in the aggregate, would not have a Material Adverse Effect on Newco.

     Section 3.5 No Prior Activities.  Except for obligations or liabilities
                 -------------------
incurred in connection with their respective incorporation or organization or the negotiation and consummation of this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby, none of Newco, Sub I or Sub II has incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity. Newco, Sub I and Sub II are newly created corporations. Sub I and Sub II were established, as wholly owned subsidiaries of Newco, solely to effectuate the transactions described in this Agreement.

     Section 3.6 Information Supplied.  The information supplied or to be
                 --------------------
supplied by Newco for inclusion in (a) the Form S-4 will not, either at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date mailed to shareholders of ART and unitholders of NRLP or at the times of the meetings of ART and NRLP to be held in connection with the transactions contemplated by this Agreement and the Merger Agreements contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and the Form S-4 will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by Newco with respect to information supplied by ART or NRLP for inclusion therein.


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF NRLP

          NRLP represents and warrants to ART and Newco as follows:

     Except as otherwise disclosed to ART and Newco in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "NRLP Disclosure Letter"), NRLP represents and warrants to ART and Newco as follows:

     Section 4.1 Organization and Qualification.  Each of NRLP and its
                 ------------------------------
Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on NRLP. True and complete copies of the NRLP Partnership Agreement and the articles of incorporation of NRLP Management Corp., NRLP's general partner, each as in effect on the date hereof, including all amendments thereto, have heretofore been made available or delivered to ART and Newco.

     Section 4.2 Capitalization.
                 --------------

          (a) As of the date hereof, there were 6,321,577 NRLP Units issued and outstanding, all of which are validly issued, fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive rights. Except as disclosed in Section 4.2 of the NRLP Disclosure Letter, no Subsidiary of NRLP holds any NRLP Units.

          (b) Except for this Agreement and the NRLP Merger Agreement there are not now, and at the Effective Time there will not be, any options, warrants, calls, rights, subscriptions, convertible securities or other rights or agreements, arrangements or commitments of any kind obligating NRLP or any of its Subsidiaries to issue, transfer or sell any securities of NRLP. All NRLP securities subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual or other obligations of NRLP or any of its Subsidiaries to purchase, redeem or otherwise acquire any NRLP Units. There is not now, and at the Effective Time there will not be, any agreement, voting trust or other agreement or understanding to which NRLP or any of its Subsidiaries is a party or bound relating to the voting of any securities of NRLP.

     Section 4.3 Authority.  NRLP has all requisite power and authority to
                 ---------
execute and deliver this Agreement and the NRLP Merger Agreement and, subject to approval of this Agreement and the NRLP Merger Agreement by the unitholders of NLRP, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the NRLP Merger Agreement and the consummation by NRLP of the transactions contemplated hereby and thereby have been duly authorized by NRLP's general partner and no other partnership proceedings on the part of NRLP are necessary to authorize the execution and delivery of this Agreement, the NRLP Merger Agreement and the consummation by NRLP of the transactions contemplated hereby and thereby, except for the approval thereof by the unitholders of NRLP. This Agreement has been, and as of the Effective Time, the NRLP Merger Agreement will be, duly and validly executed and delivered by NRLP and, assuming the due authorization, execution and delivery hereof and thereof by Newco, Sub I, Sub II and ART, constitute or will constitute, as the case may be, valid and binding agreements of NRLP, enforceable against NRLP in accordance with their terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 4.4 Consents and Approvals; No Violation.  Except as disclosed in
                 ------------------------------------
Section 4.4 of the NRLP Disclosure letter, none of the execution and delivery by NRLP of this Agreement, the NRLP Merger Agreement, the consummation by NRLP of the transactions contemplated hereby and thereby or compliance by NRLP with any of the provisions hereof will (a) conflict with or result in a breach of any provision of the respective partnership agreements, charters or bylaws (or similar governing documents) of NRLP or any of its Subsidiaries, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Exchange Act, the Securities Act and the HSR Act and (ii) for filing the Certificate of Merger with respect to the NRLP Merger pursuant to the DRLPA and the DGCL, (c) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of NRLP or any of its Subsidiaries pursuant to, any note, license, agreement or other instrument or obligation to which NRLP or any of its Subsidiaries is a party or by which NRLP or any of its Subsidiaries or any of their respective assets may be bound or affected, or (d) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to NRLP or any of its Subsidiaries or any of their respective properties or assets, other than (i) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts and (ii) such consents, approvals, authorizations, permits or filings, as set forth pursuant to (b) above, that are not obtained, which, in the aggregate, would not have a Material Adverse Effect on NRLP and would not materially impair NRLP's ability to consummate the transactions contemplated by this Agreement and the NRLP Merger Agreement.

     Section 4.5 SEC Reports and Financial Statements.  Each form, report,
                 ------------------------------------
schedule, registration statement and definitive proxy statement filed by NRLP with the SEC since January 1, 1993 as such documents have since the time of their filing been amended, the "NRLP SEC Reports"), which include all the documents (other than preliminary material) that NRLP was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such NRLP SEC Reports. None of the NRLP SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of NRLP included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of NRLP and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of FASB 95) for the periods then ended. Except as set forth in Section 4.5 of the NRLP Disclosure Letter, since December 31, 1998, neither NRLP nor any of its Subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except
(a) as and to the extent set forth on the audited balance sheet of NRLP and its Subsidiaries as at December 31, 1998 (including the notes thereto) (the "NRLP Balance Sheet"), (b) as incurred in connection with the transactions contemplated, or as provided, by this Agreement, (c) as incurred after December 31, 1998 in the ordinary course of business and consistent with past practices,
(d) as described in the NRLP SEC Reports or (e) as would not, individually or in the aggregate, have a Material Adverse Effect on NRLP.

     Section 4.6 Absence of Certain Changes or Events.  Except as disclosed in
                 ------------------------------------
the NRLP SEC Reports filed prior to the date hereof or otherwise disclosed pursuant to this Agreement, since December 31, 1998, NRLP and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and there has not occurred or arisen any event, individually or in the aggregate, having or which, insofar as reasonably can be foreseen, in the future is likely to have, a Material Adverse Effect on NRLP.

     Section 4.7 Litigation. As of the date of this Agreement, except as
                 ----------
disclosed in the NRLP SEC Reports filed prior to the date of this Agreement or otherwise disclosed to Newco and ART prior to the date hereof, there is no claim, suit, action or proceeding pending or, to the best knowledge of NRLP, threatened against or affecting NRLP or any of its Subsidiaries, which is reasonably likely to have a Material Adverse Effect on NRLP, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against NRLP or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future is likely to have, any such effect.

     Section 4.8 Disclosure.  No representation or warranty of NRLP contained in
                 ----------
this Agreement or the NRLP Merger Agreement, and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of NRLP to Newco and ART or any of its representatives pursuant thereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     Section 4.9   Information Supplied.  The information supplied or to be
                   --------------------
supplied by NRLP or its Subsidiaries for inclusion in (a) the Form S-4 will not, either at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date mailed to unitholders or at the time of the meeting of unitholders of NRLP to be held in connection with the transactions contemplated by this Agreement and the Merger Agreements, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and the Form S-4 will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by NRLP with respect to information supplied by Newco and ART for inclusion therein.

     Section 4.10  Affiliate Agreements.  Except as disclosed in the NRLP SEC
                   --------------------
Reports filed prior to the date of this Agreement, except for this Agreement and except as disclosed in Section 4.10 of the NRLP Disclosure Letter, as of the date of this Agreement neither NRLP nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates, other than with any of its Subsidiaries.

     Section 4.11  Compliance with Law.  NRLP is not in violation of any
                   -------------------
Federal, state, local or foreign law, ordinance or regulation or judgment, order or decree (including, but not limited to, those relating to the environment), the violation of which, individually or in the aggregate, would have a Material Adverse Effect on NRLP.

     Section 4.12  Taxes.  Except as disclosed in Section 4.12 of the NRLP
                   -----
Disclosure Letter, NRLP and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such tax returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on NRLP, and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of NRLP or any of its Subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against NRLP that would have, or is reasonably likely to have, a Material Adverse Effect on NRLP.

     Section 4.13  Opinion of Financial Advisors.  NRLP has received the opinion
                   -----------------------------
of Houlihan Lokey Howard & Zukin ("Houlihan") to the effect that, as of November 3, 1999, the consideration to be received in the NRLP Merger by the holders of NRLP Units is fair to such holders from a financial point of view.

     Section 4.14 Brokers and Finders.  Other than Houlihan, none of NRLP or any
                  -------------------
of its Subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement, or the NRLP Merger Agreement.


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF ART

           ART represents and warrants to NRLP and Newco as follows:

     Except as otherwise disclosed to NRLP and Newco in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "ART Disclosure Letter"), ART represents and warrants to NRLP and Newco as follows:

     Section 5.1 Organization and Qualification.  Each of ART and its
                 ------------------------------
Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on ART. True and complete copies of the articles of incorporation and bylaws of ART as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to NRLP and Newco.

     Section 5.2 Capitalization.
                 --------------

          (a) The authorized capital stock of ART consists of 100,000,000 shares of ART Common Stock and 20,000,000 shares of ART Special Stock. As of August 31, 1999, (i) 10,563,434 shares of ART Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive rights, (ii) 340,000 shares of ART Common Stock were reserved for issuance upon the exercise of Options granted pursuant to the ART Stock Option Plan and (iii) 3,401,000 shares of ART Special Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as disclosed in Section 5.2(a) of the ART Disclosure Letter, no Subsidiary of ART holds any shares of ART Stock. There has been no material change in the information set forth in the second sentence of this Section 5.2 between the close of business on August 31, 1999 and the date hereof.

          (b) Except for this Agreement, the ART Merger Agreement and the ART Stock Options specified in Section 5.2(a) hereof and except as otherwise disclosed in Section 5.2(b) of the ART Disclosure Letter, there are not now, and at the Effective Time there will not be, any options, warrants, calls, rights, subscriptions, convertible securities or other rights or agreements, arrangements or commitments of any kind obligating ART or any of its Subsidiaries to issue, transfer or sell any securities of ART. All shares of ART Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual or other obligations of ART or any of its Subsidiaries to purchase, redeem or otherwise acquire any shares of ART Stock. There is not now, and at the Effective Time there will not be, except as disclosed in Section 5.2(b) of the ART Disclosure Letter, any stockholder agreement, voting trust or other agreement or understanding to which ART or any of its Subsidiaries is a party or bound relating to the voting of any shares of the capital stock of ART or any of its Subsidiaries.

     Section 5.3 Authority.  ART has all requisite corporate power and authority
                 ---------
to execute and deliver this Agreement and the ART Merger Agreement and, subject to approval of this Agreement and the ART Merger Agreement by the stockholders of ART, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the ART Merger Agreement and the consummation by ART of the transactions contemplated hereby and thereby have been duly authorized by ART's board of directors and no other corporate proceedings on the part of ART are necessary to authorize the execution and delivery of this Agreement, the ART Merger Agreement and the consummation by ART of the transactions contemplated hereby and thereby, except for the approval thereof by the stockholders of ART. This Agreement has been, and as of the Effective Time, the ART Merger Agreement will be, duly and validly executed and delivered by ART and, assuming the due authorization, execution and delivery hereof and thereof by Newco, Sub I, Sub II and NRLP, constitute or will constitute, as the case may be, valid and binding agreements enforceable against ART in accordance with their terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 5.4 Consents and Approvals; No Violation.  Except as disclosed in
                 ------------------------------------
Section 5.4 of the ART Disclosure Letter, none of the execution and delivery by ART of this Agreement, the ART Merger Agreement, the consummation by ART of the transactions contemplated hereby and thereby or compliance by ART with any of the provisions hereof will (a) conflict with or result in a breach of any provision of the respective charters, bylaws or partnership agreements (or similar governing documents) of ART or any of its Subsidiaries, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Exchange Act, the Securities Act and the HSR Act and (ii) for filing the Certificate of Merger with respect to the ART Merger pursuant to the GBCA, (c) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of ART or any of its Subsidiaries pursuant to, any note, license, agreement or other instrument or obligation to which ART or any of its Subsidiaries is a party or by which ART or any of its Subsidiaries or any of their respective assets may be bound or affected, or (d) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to ART or any of its Subsidiaries or any of their respective properties or assets, other than (i) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts and
(ii) such consents, approvals, authorizations, permits or filings, as set forth pursuant to (b) above, that are not obtained, which, in the aggregate, would not have a Material Adverse Effect on ART and would not materially impair ART's ability to consummate the transactions contemplated by this Agreement and the ART Merger Agreement.

     Section 5.5 SEC Reports and Financial Statements.  Each form, report,
                 ------------------------------------
schedule, registration statement and definitive proxy statement filed by ART with the SEC since January 1, 1993, (as such documents have since the time of their filing been amended, the "ART SEC Reports"), which include all the documents (other than preliminary material) that ART was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such ART SEC Reports. None of the ART SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of ART included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of ART and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of FASB 95) for the periods then ended. Except as set forth in Section 5.5 of the ART Disclosure Letter, since December 31, 1998, neither ART nor any of its Subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (a) as and to the extent set forth on the audited balance sheet of ART and its Subsidiaries as at December 31, 1998 (including the notes thereto) (the "ART Balance Sheet"), (b) as incurred in connection with the transactions contemplated, or as provided, by this Agreement, (c) as incurred after December 31, 1998 in the ordinary course of business and consistent with past practices,
(d) as described in the ART SEC Reports or (e) as would not, individually or in the aggregate, have a Material Adverse Effect on ART.

     Section 5.6 Absence of Certain Changes or Events.  Except as disclosed in
                 ------------------------------------
the ART SEC Reports filed prior to the date hereof or otherwise disclosed pursuant to this Agreement, since December 31, 1998, ART and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and there has not occurred or arisen any event, individually or in the aggregate, having or which, insofar as reasonably can be foreseen, in the future is likely to have, a Material Adverse Effect on ART.

     Section 5.7 Litigation. As of the date of this Agreement, except as
                 ----------
disclosed in the ART SEC Reports filed prior to the date of this Agreement or otherwise disclosed to Newco and NRLP prior to the date hereof, there is no claim, suit, action or proceeding pending or, to the best knowledge of

ART, threatened against or affecting ART or any of its Subsidiaries, which is reasonably likely to have a Material Adverse Effect on ART, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against ART or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future is likely to have, any such effect.

     Section 5.8 Disclosure.  No representation or warranty of ART contained in
                 ----------
this Agreement or the ART Merger Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of ART to Newco and NRLP or any of its representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     Section 5.9 Information Supplied.  The information supplied or to be
                 --------------------
supplied by ART or its Subsidiaries for inclusion in (a) the Form S-4 will not, either at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date mailed to shareholders or at the time of the meeting of shareholders of ART to be held in connection with the transactions contemplated by this Agreement and the Merger Agreements, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and the Form S-4 will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by ART with respect to information supplied by Newco or NRLP for inclusion therein.

     Section 5.10 Stock Option Plans.  ART has delivered or made available to
                  ------------------
Newco and NRLP full and complete copies or descriptions of each, stock option, stock appreciation right, restricted stock, phantom stock and performance stock plans of ART (such plans being referred to herein as the "ART Plans"). Each of the ART Plans is in material compliance with all applicable laws.

     Section 5.11 Affiliate Agreements.  Except as disclosed in the ART SEC
                  --------------------
Reports filed prior to the date of this Agreement and except for this Agreement and except as otherwise disclosed in Section 5.11 of the ART Disclosure Letter, as of the date of this Agreement neither ART nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates, other than with any of its Subsidiaries.

     Section 5.12 Compliance with Law. ART is not in violation of any Federal,
                  -------------------
state, local or foreign law, ordinance or regulation or judgment, order or decree (including, but not limited to, those relating to the environment), the violation of which, individually or in the aggregate, would have a Material Adverse Effect on ART.

     Section 5.13 Taxes.  Except as disclosed in Section 5.13 of the ART
                  -----
Disclosure Letter, ART and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on ART, and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of ART or any of its Subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against ART that would have, or is reasonably likely to have, a Material Adverse Effect on ART.

     Section 5.14 Opinion of Financial Advisors.  ART has received the opinion
                  -----------------------------
of Fieldstone, Inc. ("Fieldstone") to the effect that, as of November 3, 1999, the consideration to be received in the ART Merger by the holders of shares of ART Common Stock is fair to such holders from a financial point of view.

     Section 5.15 Brokers and Finders.  Other than Fieldstone, none of ART or
                  -------------------
any of its Subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement or the ART Merger Agreement.


                                  ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 6.1 Conduct of Business of NRLP Pending the Effective Time. Except
                 ------------------------------------------------------
as expressly permitted or contemplated by this Agreement or the Merger Agreements, until the Effective Time, NRLP shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and use its commercially reasonable efforts to preserve intact their respective business organizations' goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise permitted by this Agreement, prior to the Effective Time, without the consent of ART, which consent shall not be unreasonably withheld, NRLP will not, and will cause each of its Subsidiaries not to:

          (a) amend or propose to amend their respective, partnership agreements, charters or bylaws (other than as contemplated by this Agreement); or split, combine or reclassify their outstanding securities or declare, set aside or pay any dividend or distribution in respect of any securities (other than the payment to NRLP or any of its Subsidiaries of any such dividend or distribution) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for the NRLP Units;

          (b) (i) issue or authorize or propose the issuance of, sell, pledge or dispose of, or agree to issue or authorize or propose the issuance of, any additional NRLP Units, or any options, warrants or rights of any kind to acquire any NRLP Units, or any debt or equity securities convertible into or exchangeable for such NRLP Units, other than any such issuance pursuant to options, warrants, rights or convertible securities outstanding as of the date hereof in accordance with their terms; (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to NRLP and its Subsidiaries taken as a whole; (iii) sell (including by sale-leaseback), lease, pledge, dispose of or encumber any assets or interests therein, which are material, individually or in the aggregate, to NRLP and its Subsidiaries taken as a whole, other than in the ordinary course of business and consistent with past practice; (iv) incur or become contingently liable with respect to any material indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness in the ordinary course of business and consistent with past practice; (v) redeem, purchase, acquire or offer to purchase or acquire any (x) NRLP Units (or other outstanding securities) or (y) long-term debt, other than as required by the governing instruments relating thereto; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (c) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other arrangements or agreements with any partners, directors, officers or key employees;

          (d) adopt, enter into or amend any, or become obligated under any new, bonus, profit sharing, compensation, unit option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof and except, with respect to all plans other than bonus plans, in the ordinary course of business and consistent with past practice; or

          (e) take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement becoming untrue, or in any of the conditions to the Mergers set forth in Article VIII not being satisfied.

     Section 6.2 Conduct of Business of ART Pending the Effective Time. Except
                 -----------------------------------------------------
as expressly permitted or contemplated by this Agreement or the Merger Agreements until the Effective Time, ART shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and use their commercially reasonable efforts to preserve intact their respective business organizations' goodwill, keep available the services of their respective present officers and key employees and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise permitted by this Agreement, prior to the Effective Time, without the consent of NRLP, which consent shall not be unreasonably withheld, ART will not, and will cause each of its Subsidiaries not to:

          (a) amend or propose to amend their respective charters, bylaws or partnership agreements (other than as contemplated by this Agreement); or split, combine or reclassify their outstanding capital stock or partnership interests or declare, set aside or pay any dividend or distribution in respect of any capital stock (other than the payment to ART or any of its Subsidiaries of any such dividend or distribution) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or partnership interests;

          (b) (i) issue or authorize or propose the issuance of, sell, pledge or dispose of, or agree to issue or authorize or propose the issuance of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, other than any such issuance pursuant to options, warrants, rights or convertible securities outstanding as of the date hereof in accordance with their terms;

                    (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to ART and its Subsidiaries taken as a whole;

                    (iii) sell (including by sale-leaseback), lease, pledge, dispose of or encumber any assets or interests therein, which are material, individually or in the aggregate, to ART and its Subsidiaries taken as a whole, other than in the ordinary course of business and consistent with past practice;

                    (iv) incur or become contingently liable with respect to any material indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness in the ordinary course of business and consistent with past practice;

                    (v) redeem, purchase, acquire or offer to purchase or acquire any (x) shares of its capital stock or (y) long-term debt, other than as required by the governing instruments relating thereto; or

                    (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (c) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other arrangements or agreements with any directors, officers or key employees;

          (d) adopt, enter into or amend any, or become obligated under any new, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof and except, with respect to all plans other than bonus plans, in the ordinary course of business and consistent with past practice; or

          (e) take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement becoming untrue or in any of the conditions to the Mergers set forth in Article VIII not being satisfied.

     Section 6.3 Cooperation.  Subject to compliance with applicable law, from
                 -----------
the date hereof until the Effective Time, each of NRLP and ART shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger Agreements and the transactions contemplated hereby and thereby.


                                  ARTICLE VII

                      ADDITIONAL COVENANTS AND AGREEMENTS

     Section 7.1 No Solicitation.
                 ---------------

          (a) Without the prior written consent of ART, NRLP and its Subsidiaries will not, and will use their best efforts to cause their respective partners, officers, directors, employees and agents not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or, except to the extent required by their fiduciary duties, engage in negotiations concerning, provide any confidential information or data to or have any discussions with, any Third Party, other than ART or any Affiliate of ART, relating to any Acquisition Proposal (as hereinafter defined) with respect to NRLP or any of its Subsidiaries. NRLP will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. NRLP shall immediately notify ART if any such negotiations, or providing of confidential information or data or discussions, are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto.

          (b) Without the prior written consent of NRLP, ART and its Subsidiaries will not, and will use their best efforts to cause their respective partners, officers, directors, employees and agents not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or, except to the extent required by their fiduciary duties, engage in negotiations concerning, provide any confidential information or data to or have any discussions with, any Third Party, other than NRLP or any Affiliate of NRLP, relating to any Acquisition Proposal with respect to ART or any of its Subsidiaries. ART will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. ART shall immediately notify NRLP if any such negotiations, or providing of confidential information or data or discussions, are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto.

          (c) The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving ART or NRLP, or any of their respective Subsidiaries, or the acquisition of any equity interest in, or a substantial portion of the assets of, any such party, other than the transactions contemplated by this Agreement.

     Section 7.2 Access to Information.  Subject to compliance with applicable
                 ---------------------
law, upon reasonable notice ART and NRLP shall each (and shall cause each of their respective Subsidiaries to) afford to the other and the officers, employees, accountants, counsel, financial advisors and other representatives of the other access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records and, during such period, each of ART and NRLP shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws, and (b) all other information concerning its businesses, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party and, in the event of termination of this Agreement for any reason, each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party. In addition, in the event of such termination, all documents, memoranda, notes and other writings whatsoever prepared by each party based on the information in such material shall be destroyed (and each party shall use its commercially reasonable efforts to cause its advisors and their representatives to similarly destroy their respective documents, memoranda and notes), and such destruction (and commercially reasonable efforts) shall be certified in writing to the other party by an authorized officer supervising such destruction.

     Section 7.3 Registration Statement and Proxy Statement.  As soon as is
                 ------------------------------------------
reasonably practicable after the date hereof, ART and NRLP shall prepare and file the Proxy Statement with the SEC, and Newco shall promptly prepare and file the Form S-4 with the SEC in which the Proxy Statement will be included. Newco shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Newco shall take any action required to be taken under applicable state securities and blue sky laws in connection with the issuance of shares of Newco Common Stock in the Mergers and as contemplated by this Agreement. ART and NRLP shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with this Section 7.3.

     Section 7.4 Approval of Agreements.  Each of ART and NRLP shall call a
                 ----------------------
meeting of its stockholders and unitholders, respectively, to be held as promptly as practicable for the purpose of voting upon this Agreement and the NRLP Merger Agreement in the case of NRLP and the ART Merger Agreement in the case of ART. Subject to the exercise of their respective fiduciary obligations, the board of directors of ART and the general partner of NRLP shall recommend to their respective stockholders and unitholders approval of such matters. NRLP and ART shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Waldman agrees to vote its shares of Newco Common Stock for adoption and approval of this Agreement, the Merger Agreements and the transactions contemplated hereby and to take all additional actions necessary to adopt and approve this Agreement, the Merger Agreements and the transactions contemplated hereby and thereby.

     Section 7.5 Agreement to Cooperate; Further Assurances.  Subject to the
                 ------------------------------------------
terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreements, subject to the appropriate vote of unitholders of NRLP and stockholders of ART described in Section 8.1 (a) hereof, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings (including filings under the HSR Act); provided that nothing herein shall require Newco, ART or NRLP to hold, manage or operate any assets separately in order to obtain any such consent or approval or to enter into any sale or divestiture of assets. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Merger Agreements, the proper partners, officers and directors of each party to this Agreement shall take all necessary actions to the extent not inconsistent with their other duties and obligations or applicable law.

     Section 7.6 Stock Options.
                 -------------

          (a) To the extent that acceleration of the exercisability of any outstanding option to purchase shares of ART Common Stock (an "ART Stock Option"), any outstanding unit based on the value of ART Common Stock or the stock of an ART Subsidiary is permitted but not required by the applicable governing instrument, then ART shall take all necessary action to cause such acceleration not to occur. In connection therewith, at the Effective Time, to the extent permitted by the terms of the relevant governing instruments, each ART Stock Option, whether vested or unvested, shall be assumed by Newco. Unless ART and NRLP shall otherwise agree, each such ART Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such ART Stock Option, the same number of shares of Newco Common Stock as the holder of such ART Stock Option would have been entitled to receive pursuant to the ART Merger had such holder exercised such option in full immediately prior to the Effective Time.

          (b) As soon as practicable after the Effective Time, Newco shall file a registration statement on the appropriate form with respect to the shares of Newco Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Newco shall administer the ART Plans assumed pursuant to this Section 7.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the ART Plans complied with such rule prior to the ART Merger.

     Section 7.7  Public Statements.  The parties shall consult with each other
                  -----------------
prior to issuing any public announcement or statement with respect to this Agreement, the Merger Agreements or the transactions contemplated hereby or thereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law or by the rules of the exchange on which the ART Common Stock or NRLP Units are currently listed for trading.

     Section 7.8  Letter of NRLP's Accountants.  NRLP shall use its best efforts
                  ----------------------------
to cause to be delivered to ART a letter of BDO Seidman, LLP, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to ART, in form and substance reasonably satisfactory to ART and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     Section 7.9  Letter of ART's Accountants. ART shall use its best efforts to
                  ---------------------------
cause to be delivered to NRLP a letter of BDO Seidman, LLP, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to NRLP, in form and substance reasonably satisfactory to NRLP and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     Section 7.10 Expenses.  All costs and expenses incurred in connection with
                  --------
this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4, as well as the filing fee relating thereto, shall be shared equally by ART, on the one hand, and NRLP, on the other hand.

     Section 7.11 Newco Activities. Until the Effective Time, except in
                  ----------------
connection with or furtherance of the transactions contemplated by this Agreement and the Merger Agreements, Newco will incur no obligations or liabilities nor engage in any business or activities of any type or kind whatsoever or enter into any agreements or arrangements with any person or entity.

     7.12  Reporting.  Newco, ART and NRLP shall for federal income tax purposes
           ---------
report the transactions contemplated by this Agreement, the ART Merger Agreement and the NRLP Merger Agreement pursuant to which Newco stock is issued to ART shareholders and limited partners of NRLP (other than ART and its wholly owned subsidiaries) as a transaction governed by Section 351 of the Code. Newco shall comply with the reporting and record keeping requirements of Treasury Regulation
Section 1.351-3 with respect to such transactions. Newco shall inform each recipient of Newco stock pursuant to such transactions of such recipient's reporting and record keeping requirements as specified in Treasury Regulation
Section 1.351-3 with respect to such transactions.


                                 ARTICLE VIII

                                  CONDITIONS

     Section 8.1 Conditions to Each Party's Obligation to Effect the Mergers.
                 -----------------------------------------------------------
The respective obligations of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement, the Merger Agreements and the transactions contemplated hereby and thereby shall have been approved and adopted by the affirmative vote of a majority of the outstanding shares of ART Common Stock and NRLP Units entitled to vote;

          (b) The waiting period, if any, applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated;

          (c) The parties hereto shall have made the requisite filings with all Governmental Entities as shall be required pursuant to applicable laws, rules and regulations, and such Governmental Entities, to the extent required by applicable law, shall have approved the transactions contemplated by this Agreement; except where the failure to obtain any such approval would not, individually or in the aggregate, have a Material Adverse Effect on ART and NRLP, and their respective Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

          (d) The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

          (e) No temporary restraining order, preliminary or permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the

Mergers or imposes material conditions with respect thereto shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

          (f) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or Federal government or governmental agency which would prevent the consummation of the Mergers or impose material conditions with respect thereto; and

          (g) The shares of Newco Common Stock required to be issued hereunder shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     Section 8.2 Conditions to Obligation of NRLP to Effect the NRLP Merger.
                 ----------------------------------------------------------
The obligation of NRLP to effect the NRLP Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) ART shall have performed in all material respects its agreements contained in this Agreement and the Merger Agreements required to be performed on or prior to the Effective Time and the representations and warranties of ART contained in this Agreement and the Merger Agreements shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement and the Merger Agreements, and NRLP shall have received a certificate of the President or of an Executive Vice President of ART to that effect;

          (b) ART shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on ART or upon the consummation of the transactions contemplated hereby;

          (c) NRLP shall have received the letter of BDO Seidman, LLP referred to in Section 7.8 hereof; and

          (d) NRLP and Newco shall have received an opinion from Locke Liddell & Sapp LLP substantially to the effect that the NRLP Merger shall be treated for federal income tax purposes as part of a transaction that satisfies the requirements of Section 351 of the Code.

     Section 8.3 Conditions to Obligation of ART to Effect the ART Merger.  The
                 --------------------------------------------------------
obligation of ART to effect the ART Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) NRLP shall have performed in all material respects its agreements contained in this Agreement and the Merger Agreements required to be performed on or prior to the Effective Time and the representations and warranties of NRLP contained in this Agreement and the Merger Agreements shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated by this Agreement and the Merger Agreements, and ART shall have received a certificate of the general partner of NRLP to that effect;

          (b) NRLP shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on NRLP or upon the consummation of the transactions contemplated hereby;

          (c) ART shall have received the letter of BDO Seidman, LLP referred to in Section 7.9 hereof; and

          (d) ART and Newco shall have received an opinion from Locke Liddell & Sapp LLP substantially to the effect that the ART Merger shall be treated for federal income tax purposes as part of a transaction that satisfies the requirements of Section 351 of the Code.


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior
                 -----------
to the Effective Time, whether before or after approval by the shareholders of ART or the unitholders of NRLP:

          (a) by the mutual written consent of ART and NRLP;

          (b) by either ART or NRLP if (i) the Mergers shall not have been consummated on or before March 31, 2000 (the "Termination Date"); (ii) any Governmental Entity, the consent of which is a condition to the obligations of ART and NRLP to consummate the transactions contemplated hereby or by the Merger Agreements, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting either of the Mergers and such order, judgment or decree shall have become final and non-appealable;

          (c) by NRLP if (i) in the exercise of its good faith judgment as to its fiduciary duties to its unitholders imposed by law, the general partner of NRLP determines that such termination is required by reason of an Acquisition Proposal having been made to it on terms more favorable to NRLP's unitholders than the transactions contemplated hereby, (ii) the ART Merger shall have been voted on by holders of ART Common Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in
Section 8.1(a) hereof, (iii) there has been a material breach by ART of any representation, warranty, covenant or agreement set forth in this

Agreement or the ART Merger Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (iv) the Board of Directors of ART should fail to recommend to its stockholders approval of the transactions contemplated by this Agreement and the ART Merger Agreement or such recommendation shall have been made and subsequently withdrawn;

          (d) by ART if (i) in its exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, the Board of Directors of ART determines that such termination is required by reason of an Acquisition Proposal having been made to it on terms more favorable to ART's shareholders than the transactions contemplated hereby, (ii) the NRLP Merger shall have been voted on by holders of NRLP Units at a meeting duly convened therefor and the votes shall not have been sufficient to satisfy the condition set forth in
Section 8.1(a), (iii) there has been a material breach by NRLP of any representation, warranty, covenant or agreement set forth in this Agreement or the NRLP Merger Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (iv) the general partner of NRLP should fail to recommend to its unitholders approval of the transactions contemplated by this Agreement and the NRLP Merger Agreement or such recommendation shall have been made and subsequently withdrawn;

provided that the right to terminate this Agreement (x) under Section 9.1(b)(i) hereof shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and (y) under
Section 9.1(c) and (d) hereof shall not be available to any party who at such time is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement or the Merger Agreements.

     Section 9.2 Effect of Termination.  In the event of termination of this
                 ---------------------
Agreement by either ART or NRLP as provided in Section 9.1 hereof, this Agreement shall forthwith become void (except as set forth in this Section 9.2 and in Sections 7.2 and 7.10 hereof which shall survive the termination) and there shall be no liability on the part of Newco, ART or NRLP or their respective officers, directors or partners except for any breach of any of its obligations under this Section 9.2 and Sections 7.2 and 7.10. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful, material breach of this Agreement.

     Section 9.3 Amendment. This Agreement and the Merger Agreements may be
                 ---------
amended by the parties hereto at any time before or after approval hereof by the shareholders of ART or unitholders of NRLP, respectively, provided that after any such approval, no amendment shall be made which (a) changes the ratios at which shares of ART Stock or NRLP Units are to be converted into shares of Newco Common Stock pursuant to the Merger Agreements hereof, (b) in any way materially adversely affects the rights of holders of shares of ART Stock or holders of NRLP Units or (c) changes any of the principal terms of this Agreement or the Merger Agreements, in each case without the further approval of such shareholders or unitholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.4   Waiver. At any time prior to the Effective Time, the parties
                   ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE X

                              GENERAL PROVISIONS

     Section 10.1  Non-Survival of Representations, Warranties and Agreements.
                   ----------------------------------------------------------
None of the representations, warranties and agreements in this Agreement shall survive the Effective Time.

     Section 10.2  Notices.  Any notices or other communications required or
                   -------
permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or
(c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

     If to ART, to:

     American Realty Trust, Inc.
     10670 North Central Expressway
     Suite 600
     Dallas, Texas 75231

     Attention:  Karl L. Blaha, President

     If to NRLP, to:

     National Realty, L.P.
     c/o NRLP Management Corp.
     10670 North Central Expressway
     Suite 600
     Dallas, Texas 75231

     Attention:  Thomas A. Holland, Executive Vice President

     In either case, with a copy (which shall not constitute notice) to:

     Locke Liddell & Sapp LLP
     2200 Ross Avenue, Suite 2200
     Dallas, Texas 75201

     Attention:  C. Ronald Kalteyer, Esq.

     Section 10.3  Interpretation. The headings contained in this Agreement are
                   --------------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 10.4  Miscellaneous. This Agreement (including the documents and
                   -------------
instruments referred to herein) (a) together with the Merger Agreements, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas (without giving effect to the provisions thereof relating to conflicts of law). The parties hereby acknowledge that, except as otherwise specifically agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock or units of partnership interest of the other party pursuant to the Mergers until consummation thereof.

     Section 10.5  Counterparts. This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.6  Parties in Interest. Subject to the provisions of Section
                   -------------------
10.4(c) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and, except as set forth in Section 10.4 hereof, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.7  Successors and Assigns; Assignment. This Agreement and all of
                   ----------------------------------
the provisions hereof shall be binding upon, and inure to the benefit of, each of the parties hereto and each of their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the parties hereto without the prior written consent of the others, nor is this Agreement intended to confer upon any other persons except the parties hereto any rights or remedies hereunder.

     Section 10.8  Waiver of Compliance; Consents. Except as otherwise provided
                   ------------------------------
in this Agreement, any failure of any party hereto comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 10.9  Severability. Any term or provision of this Agreement which
                   ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 10.10 Attorneys' Fees. If any action at law or equity, including an
                   ---------------
action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

     IN WITNESS WHEREOF, Newco, ART and NRLP have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                    AMERICAN REALTY INVESTORS, INC.




                                    By:       /s/ Bruce A. Endendyk
                                       --------------------------------
                                       Name:  Bruce A. Endendyk
                                            ---------------------------
                                       Title: Executive Vice President
                                             --------------------------




                                    AMERICAN REALTY TRUST, INC.




                                    By:       /s/ Thomas A. Holland
                                       --------------------------------
                                       Name:  Thomas A. Holland
                                            ---------------------------
                                       Title: Executive Vice President
                                            ---------------------------




                                    NATIONAL REALTY, L.P.

                                    By:  NRLP Management Corp.,
                                         its general partner




                                    By:       /s/ Robert A. Waldman
                                       -------------------------------
                                       Name:  Robert A. Waldman
                                            --------------------------
                                       Title: Senior Vice President
                                             -------------------------

                                                                     EXHIBIT A
                                                                     ---------

                          FORM OF AGREEMENT OF MERGER

     AGREEMENT OF MERGER, dated November ___, 1999 (the "Agreement"), by and among American Realty Investors, Inc., a newly formed Nevada corporation ("Newco"), American Realty Trust, Inc., a Georgia corporation ("ART"), and ART Acquisition Corp., a newly formed Georgia corporation and a wholly owned subsidiary of Newco ("Sub I").

     WHEREAS, Newco, ART and National Realty, L.P., a Delaware limited partnership ("NRLP"), have entered into an Agreement and Plan of Reorganization (the "Plan of Reorganization"), which provides for this Agreement of Merger;

     WHEREAS, the Boards of Directors of Newco, ART and Sub I have approved the merger of Sub I with and into ART and the consummation of the transactions contemplated hereby and by the Plan of Reorganization, upon the terms and subject to the conditions set forth herein and in the Plan of Reorganization;

     WHEREAS, the Boards of Directors of Newco and NRLP Acquisition Corp., a newly formed Delaware corporation ("Sub II"), and the general partner of National Realty, L.P. ("NRLP") have approved the merger of Sub II with and into NRLP pursuant to an Agreement of Merger (the "NRLP Merger Agreement"); and

     WHEREAS, as part of a single plan to be effectuated pursuant to this Agreement, the Plan of Reorganization and the NRLP Merger Agreement, it is intended that the transactions described in such agreements be treated for federal income tax purposes as an integrated transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder (and any similar provision of state law).

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Plan of Reorganization, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  THE MERGER

  Section 1.1  The Merger.  Upon the terms and subject to the conditions of this
               ----------
Agreement and the Plan of Reorganization, at the Effective Time (as hereinafter defined) in accordance with the Georgia Business Corporation Act (the "GBCA"), Sub I shall be merged with and into ART and the separate existence of Sub I shall thereupon cease (the "ART Merger"). ART shall be the surviving corporation in the ART Merger (hereinafter sometimes referred to as the "Surviving Corporation").

  Section 1.2  Effective Time of the ART Merger. The ART Merger shall become
               --------------------------------
effective as of the date and at such time (the "Effective Time") as a certificate of merger pursuant to Section

14-2-1105 of the GBCA and any other documents necessary to effect the ART Merger in accordance with the GBCA shall be filed with the Secretary of State of the State of Georgia and become effective. Such filings shall be made, and shall provide that the instruments filed therewith shall become effective, in accordance with the Plan of Reorganization.

     Section 1.3  Effects of Merger. The Merger shall have the effects set forth
                  -----------------
in Section 14-2-1106 of the GBCA.


                                  ARTICLE II
                           THE SURVIVING CORPORATION

     Section 2.1  Articles of Incorporation. At the Effective Time, the articles
                  -------------------------
of incorporation of ART, as in effect immediately prior to the Effective Time, shall be amended so that the operative provisions read in their entirety exactly as the articles of incorporation of Sub I as in effect immediately prior to the Effective Time, except that the name of the corporation specified therein shall be "American Realty Trust, Inc."

     Section 2.2  Bylaws. At the Effective Time, the bylaws of ART, as in effect
                  ------
immediately prior to the Effective Time, shall be amended so that they read in their entirety exactly as the bylaws of Sub I, as in effect immediately prior to the Effective Time, except that the name of the corporation specified therein shall be "American Realty Trust, Inc."

     Section 2.3  Directors and Officers. At and after the Effective Time, the
                  ----------------------
board of directors of the Surviving Corporation shall be comprised of the persons so designated in Exhibit A hereto and the officers of the Surviving
                         ---------
Corporation shall be the persons so designated in Exhibit A hereto, in each case
                                                  ---------
until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.


                                  ARTICLE III
                             CONVERSION OF SHARES

     Section 3.1  Conversion of Shares.  At the Effective Time, by virtue of the
                  --------------------
ART Merger and without any action on the part of any holder of any capital stock of ART or Sub I:

        (a) each share of common stock, par value $.01 per share (the "ART Common Stock"), of ART (other than any shares of ART Common Stock that are held in the treasury of ART) issued and outstanding immediately prior to the Effective Time shall, subject to Section 3.3 hereof, be converted into, and become exchangeable for, .91 shares of common stock, par value $.01 per share, of Newco (the "Newco Common Stock");

        (b) each share of special stock, par value $2.00 per share (the "ART Special Stock" and, together with the ART Common Stock, the "ART Stock") of ART (other than any shares of ART Special Stock that are held in the treasury of ART and any shares of ART Special Stock that are owned by any of ART's direct or indirect wholly owned Subsidiaries), issued and outstanding immediately prior to the Effective Time, shall be converted into, and become exchangeable for, one (1) share of preferred stock, par value $2.00 per share of Newco (the "Newco Preferred Stock");

          (c) each share of ART Stock that is held in the treasury of ART shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be delivered with respect thereto;

          (d) each share of common stock, par value $.01 per share, of Sub I, shall be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation; and

          (e) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time and owned by Robert A. Waldman shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be delivered with respect thereto.

     Section 3.2  Exchange of ART Certificates.
                  ----------------------------

          (f) From and after the Effective Time, (i) each holder of a certificate that immediately prior to the Effective Time represented a share of ART Common Stock (other than those shares of ART Common Stock held in the treasury of ART) shall be entitled to receive in exchange therefor (or upon the provision of an appropriate affidavit of lost certificate and an indemnity bond), upon surrender thereof to an exchange agent selected by ART and NRLP (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Newco Common Stock into which such holder's shares of ART Common Stock were converted pursuant to Section
     3.1 hereof and (ii) each holder of a certificate that immediately prior to the Effective Time represented a share of ART Special Stock (other than those shares of ART Special Stock held in the treasury of ART) shall be entitled to receive in exchange therefor (or upon the provision of an appropriate affidavit of lost certificate and an indemnity bond), upon surrender to the Exchange Agent, a certificate or certificates representing the number of shares of Newco Preferred Stock into which such holder's shares of ART Special Stock were converted pursuant to Section 3.1 hereof. From and after the Effective Time, Newco shall be entitled to treat each certificate formerly representing ART Stock (each an "ART Certificate"), which has not yet been surrendered for exchange, as evidencing the ownership of the number of full shares of Newco Common Stock into which the ART Stock represented by such ART Certificate shall have been converted pursuant to Section 3.1 hereof, notwithstanding the failure to surrender such ART Certificate. However, notwithstanding any other provision of this Agreement, until holders or transferees of ART Certificates formerly representing ART Stock have surrendered them for exchange as provided herein (i) no dividends or other distributions, if any, without interest, shall be paid with respect to any shares of Newco Common Stock represented by such ART Certificates and no payment for fractional shares shall be made, and (ii) without regard to when such ART Certificates are surrendered for exchange as provided herein, no interest shall be paid or payable on any dividends, if any, or any amount payable in respect of fractional shares of Newco Common Stock. Upon surrender of an ART Certificate, which immediately prior to the Effective Time represented ART Stock, there shall be paid to the holder of such ART Certificate the amount of any dividends, if any, which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Newco Common Stock represented by such ART Certificate (or certificates) issued upon such surrender. If any certificate for shares of Newco Common Stock is to be issued in a name other than that in which the ART Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Newco Common Stock in a name other than that of the registered holder of the ART Certificate surrendered, or shall establish to the satisfaction of Newco that such tax has been paid or is not applicable.

          (g) As soon as practicable after the Effective Time, Newco shall make available to the Exchange Agent the certificates representing shares of Newco Common Stock required to effect the exchange referred to in
     Section 3.2(a) hereof. The shares of Newco Common Stock into which ART Stock shall be converted in the ART Merger shall be deemed to have been issued at the Effective Time.

          (h) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each person who was a holder of record of ART Stock immediately prior to the Effective Time whose shares were converted into the right to receive shares of Newco Common Stock pursuant to Section 3.1 hereof (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any ART Certificate shall pass, only upon actual delivery of the ART Certificates to the Exchange Agent and shall be in such form and have such other provisions as ART and NRLP may reasonably specify) and (ii) instructions for use in effecting the surrender of ART Certificates in exchange for certificates representing shares of Newco Common Stock. Upon surrender of an ART Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such ART Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock into which the ART Stock theretofore represented by the ART Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1 hereof, and the ART Certificates so surrendered shall forthwith be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of ART Stock for any shares of Newco Common Stock or dividends or distributions thereon, if any, delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

     Section 3.3  No Fractional Shares. Notwithstanding any other provision of
                  --------------------
this Agreement or the Plan of Reorganization, no certificates or scrip for fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of an ART Certificate pursuant to this Article III and no dividend or other distribution, stock split or interest with respect to shares of Newco Common Stock, if any, shall relate to any fractional share, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a stockholder. In lieu of any such fractional shares, each holder of ART Stock who would otherwise have been entitled to a fraction of a share of Newco Common Stock upon surrender of an ART Certificate for exchange pursuant to this Article III shall be entitled to receive from the Exchange Agent a cash payment (without interest) in lieu of such fractional share equal to such fraction multiplied by the average closing price per share of Newco Common Stock on the New York Stock Exchange, Inc. or on such exchange as the Newco Common Stock shall be listed, during the five trading days immediately following the Effective Time.

     Section 3.4  Closing of Transfer Books.  From and after the Effective Time,
                  -------------------------
the stock transfer books of ART (but not of the Surviving Corporation) shall be closed and no transfer of ART Stock shall thereafter be made. If, after the Effective Time, ART Certificates are presented to Newco, they shall be cancelled and exchanged for certificates representing shares of Newco Common Stock as set forth in Section 3.1 hereof.

     Section 3.5  Tax Effects.  The parties intend that the transactions
                  -----------
described in this Agreement, the NRLP Merger Agreement and the Plan of Reorganization constitute a single plan that is treated for federal income tax purposes as an integrated transaction described in and satisfying each of the requirements of Section 351 of the Code and the regulations thereunder (and any similar provisions of state laws) pursuant to which (i) each shareholder of ART is treated as transferring all of its ART stock to Newco in exchange for Newco stock, (ii) each limited partner of NRLP, other than ART (and its wholly owned subsidiaries), is treated as transferring all of its NRLP Units to Newco in exchange for Newco stock and (iii) immediately after the transactions described in (i) and (ii), the former shareholders of ART and the former limited partners of NRLP, other than ART (and its wholly owned subsidiaries), as a group, are in "control" of Newco (as such term is defined in Section 368(c) of the Code). The parties intend that no transactions other than the transactions described in this Agreement, the NRLP Merger Agreement and the Plan of Reorganization be considered part of the integrated transaction for purposes of determining the group in "control" of Newco immediately after these transactions.


                                  ARTICLE IV
                                 MISCELLANEOUS

     Section 4.1  Termination.  Prior to the Effective Time, this Agreement
                  -----------
shall terminate in the event of and upon the termination of the Plan of Reorganization.

     Section 4.2  Amendment.  This Agreement may be amended by the parties
                  ---------
hereto, at any time before or after approval hereof by the stockholders of Newco or ART, provided that after any such approval, no amendment shall be made which
(a) changes the ratio at which shares of ART Stock are to be converted into shares of Newco Common Stock pursuant to Section 3.1 hereof, (b) in any way materially adversely affects the rights of holders of ART Stock or (c) changes any of the principal terms of this Agreement or the Plan of Reorganization, in each case, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 4.3  Notices.  Any notices or other communications required or
                  -------
permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or by hand delivery or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

             (a)  If to Newco or Sub I to:

                  American Realty Investors, Inc.
                  c/o Basic Capital Management, Inc.
                  10670 North Central Expressway, Suite 600
                  Dallas, Texas 75231
                  Attention: Thomas A. Holland
                             Executive Vice President

             (b)  If to ART, to:

                  American Realty Trust, Inc.
                  10670 North Central Expressway, Suite 600
                  Dallas, Texas 75231
                  Attention: Karl L. Blaha
                             President

             with a copy (which shall not constitute notice) to:

                  Locke Liddell & Sapp LLP
                  2200 Ross Avenue, Suite 2200
                  Dallas, Texas 75201
                  Telecopy No. (214) 740-8800

                  Attention: C. Ronald Kalteyer, Esq.

     Section 4.4  Interpretation.  As used in this Agreement, the word
                  --------------
"Subsidiary" means, with respect to any party, any corporation or other entity of which outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation or a majority of the voting power of the voting equity interest of such other entity is owned, directly or indirectly, by such party. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 4.5  Miscellaneous.  This Agreement (including the documents and
                  -------------
instruments referred to herein) (a) together with the Plan of Reorganization, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that Sub I may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Newco; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

     Section 4.6  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 4.7  Parties in Interest.  Subject to the provisions of Section
                  -------------------
4.5(c) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 4.8  Severability.  Any term or provision of this Agreement which
                  ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 4.9  Reporting.  Newco, ART and Sub I shall for federal income tax
                  ---------
purposes report the transactions contemplated by this Agreement, the NRLP Merger Agreement and the Plan of Reorganization pursuant to which Newco stock is issued to ART shareholders and limited partners of NRLP (other than ART and its wholly owned subsidiaries) as a transaction governed by Section 351 of the Code. Newco shall comply with the reporting and record keeping requirements of Treasury Regulation Section 1.351-3 with respect to such transactions. Newco shall inform each recipient of Newco stock pursuant to such transactions of such recipient's reporting and record keeping requirements as specified in Treasury Regulation Section 1.351-3 with respect to such transactions.

     IN WITNESS WHEREOF, Newco, ART and Sub I have caused this Agreement of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              AMERICAN REALTY INVESTORS, INC.


                              By:_____________________________________
                                 Name:________________________________
                                 Title:_______________________________


                              AMERICAN REALTY TRUST, INC.


                              By:_____________________________________
                                 Name:________________________________
                                 Title:_______________________________


                              ART ACQUISITION CORP.


                              By:_____________________________________
                                 Name:________________________________
                                 Title:_______________________________

                                                                       EXHIBIT B
                                                                       ---------

                          FORM OF AGREEMENT OF MERGER

     AGREEMENT OF MERGER, dated November ___, 1999 (the "Agreement"), by and among American Realty Investors, Inc., a newly formed Nevada corporation ("Newco"), National Realty, L.P., a Delaware limited partnership ("NRLP"), and NRLP Acquisition Corp., a newly-formed Delaware corporation and a wholly owned subsidiary of Newco ("Sub II").

     WHEREAS, Newco, NLRP and American Realty Trust, Inc., a Georgia corporation ("ART") have entered into an Agreement and Plan of Reorganization (the "Plan of Reorganization"), which provides for this Agreement of Merger;

     WHEREAS, the Boards of Directors of Newco and Sub II and the general partner of NRLP have approved the merger of Sub II with and into NRLP and the consummation of the transactions contemplated hereby and by the Plan of Reorganization, upon the terms and subject to the conditions set forth herein and in the Plan of Reorganization;

     WHEREAS, the Boards of Directors of Newco, American Realty Trust, Inc., a Georgia corporation ("ART") and ART Acquisition Corp., a Georgia corporation ("Sub I") have approved the merger of Sub I with and into ART pursuant to an Agreement of Merger (the "ART Merger Agreement"); and

     WHEREAS, as part of a single plan to be effectuated pursuant to this Agreement, the ART Merger Agreement and the Plan of Reorganization, it is intended that the transactions described in such agreements be treated for federal income tax purposes as an integrated transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder (and any similar provision of state law).

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Plan of Reorganization, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  THE MERGER

     Section 1.1  The Merger. Upon the terms and subject to the conditions of
                  ----------
this Agreement and the Plan of Reorganization, at the Effective Time (as hereinafter defined) in accordance with the Delaware Revised Limited Partnership Act ("DRLPA") and the Delaware General Corporation Law (the "DGCL") Sub II shall be merged with and into NRLP and the separate existence of Sub II shall thereupon cease (the "NRLP Merger"). NRLP shall be the surviving entity in the NRLP Merger (hereinafter sometimes referred to as the "Surviving Entity").

     Section 1.2  Effective Time of the NRLP Merger. The NRLP Merger shall
                  ---------------------------------
become effective as of the date and at such time (the "Effective Time") as a certificate of merger pursuant to Section 263 of the DGCL and any other documents necessary to effect the NRLP Merger in accordance with the DRLPA and the DGCL shall be filed with the Secretary of State of the State of Delaware and become effective. Such filings shall be made, and shall provide that the instruments filed therewith shall become effective, in accordance with the Plan of Reorganization.

     Section 1.3  Effects of Merger. The Merger shall have the effects set forth
                  -----------------
in Section 251 of the DGCL.


                                  ARTICLE II
                             THE SURVIVING ENTITY

     Section 2.1  Governing Documents.  At the Effective Time, the agreement of
                  -------------------
limited partnership of NRLP, as in effect immediately prior to the Effective Time, shall be the agreement of limited partnership of the Surviving Entity.


                                  ARTICLE III
                              CONVERSION OF UNITS

     Section 3.1  Conversion of Units.  At the Effective Time, by virtue of the
                  -------------------
NRLP Merger and without any action on the part of any holder of units of partnership interest of NRLP (the "NRLP Units") or the holder of any capital stock of Sub II:

     (a) each Unit (other than units that are owned by ART or any of ART's direct or indirect wholly owned Subsidiaries (as hereinafter defined)) issued and outstanding immediately prior to the Effective Time shall, subject to
Section 3.3 hereof, be converted into, and become exchangeable for, one (1) share of common stock, par value $.01 per share, of Newco (the "Newco Common Stock");

     (b) each share of common stock, par value $.01 per share, of Sub II shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be delivered with respect thereto; and

     (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time and owned by Robert A. Waldman shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be delivered with respect thereto.

     Section 3.2  Exchange of NRLP Certificates.
                  -----------------------------

          (d) From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented an NRLP Unit (other than those NRLP Units owned by ART or any direct or indirect wholly owned Subsidiary of ART) shall be entitled to receive in exchange therefor (or upon the provision of an appropriate affidavit of lost certificate and an indemnity bond), upon surrender thereof to an exchange agent selected by NRLP and ART (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Newco Common Stock into which such holder's NRLP Units were converted pursuant to Section 3.1 hereof. From and after the Effective Time, Newco shall be entitled to treat each certificate formerly representing NRLP Units (each an "NRLP

     Certificate"), which has not yet been surrendered for exchange, as evidencing the ownership of the number of full shares of Newco Common Stock into which the NRLP Units represented by such NRLP Certificate shall have been converted pursuant to Section 3.1 hereof, notwithstanding the failure to surrender such NRLP Certificate. However, notwithstanding any other provision of this Agreement, until holders or transferees of NRLP Certificates formerly representing NRLP Units have surrendered them for exchange as provided herein (i) no dividends or other distributions, if any, without interest, shall be paid with respect to any shares of Newco Common Stock represented by such NRLP Certificates and no payment for fractional shares shall be made, and (ii) without regard to when such NRLP Certificates are surrendered for exchange as provided herein, no interest shall be paid or payable on any dividends, if any, or any amount payable in respect of fractional shares of Newco Common Stock. Upon surrender of an NRLP Certificate, which immediately prior to the Effective Time represented NRLP Units, there shall be paid to the holder of such NRLP Certificate the amount of any dividends, if any, which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Newco Common Stock represented by such NRLP Certificate (or certificates) issued upon such surrender. If any certificate for shares of Newco Common Stock is to be issued in a name other than that in which the NRLP Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Newco Common Stock in a name other than that of the registered holder of the NRLP Certificate surrendered, or shall establish to the satisfaction of Newco that such tax has been paid or is not applicable.

          (e) As soon as practicable after the Effective Time, Newco shall make available to the Exchange Agent the certificates representing shares of Newco Common Stock required to effect the exchange referred to in
     Section 3.2(a) hereof. The shares of Newco Common Stock into which NRLP Units shall be converted in the NRLP Merger shall be deemed to have been issued at the Effective Time.

          (f) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each person who was a holder of record of NRLP Units immediately prior to the Effective Time whose shares were converted into the right to receive shares of Newco Common Stock pursuant to Section 3.1 hereof (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any NRLP Certificate shall pass, only upon actual delivery of the NRLP Certificates to the Exchange Agent and shall be in such form and have such other provisions as NRLP and ART may reasonably specify) and (ii) instructions for use in effecting the surrender of NRLP Certificates in exchange for certificates representing shares of Newco Common Stock. Upon surrender of an NRLP Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such NRLP Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock into which the NRLP Units theretofore represented by the NRLP Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1 hereof, and the NRLP Certificates so surrendered shall forthwith be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of NRLP Units for any shares of Newco Common Stock or dividends or distributions thereon, if any, delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

     Section 3.3  No Fractional Shares. Notwithstanding any other provision of
                  --------------------
this Agreement or the Plan of Reorganization, no certificates or scrip for fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of an NRLP Certificate pursuant to this Article III and no dividend or other distribution, stock split or interest with respect to shares of Newco Common Stock, if any, shall relate to any fractional share, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a stockholder. In lieu of any such fractional shares, each holder of NRLP Units who would otherwise have been entitled to a fraction of a share of Newco Common Stock upon surrender of an NRLP Certificate for exchange pursuant to this
Article III shall be entitled to receive from the Exchange Agent a cash payment (without interest) in lieu of such fractional share equal to such fraction multiplied by the average closing price per share of Newco Common Stock on the New York Stock Exchange, Inc. or on such exchange as the Newco Common Stock shall be listed, during the five trading days immediately following the Effective Time.

     Section 3.4  Closing of Transfer Books.  From and after the Effective Time,
                  -------------------------
the unit transfer books of NRLP (but not of the Surviving Entity) shall be closed and no transfer of NRLP Units shall thereafter be made. If, after the Effective Time, NRLP Certificates are presented to Newco, they shall be cancelled and exchanged for certificates representing shares of Newco Common Stock as set forth in Section 3.1 hereof.

     Section 3.5  Tax Effects.  The parties intend that the transactions
                  -----------
described in this Agreement, the ART Merger Agreement and the Plan of Reorganization constitute a single plan that is treated for federal income tax purposes as an integrated transaction described in and satisfying each of the requirements of Section 351 of the Code and the regulations thereunder (and any similar provisions of state laws) pursuant to which (i) each shareholder of ART is treated as transferring all of its ART stock to Newco in exchange for Newco stock, (ii) each limited partner of NRLP, other than ART (and its wholly owned subsidiaries), is treated as transferring all of its NRLP Units to Newco in exchange for Newco stock and (iii) immediately after the transactions described in (i) and (ii), the former shareholders of ART and the former limited partners of NRLP, other than ART (and its wholly owned subsidiaries), as a group, are in "control" of Newco (as such term is defined in Section 368(c) of the Code). The parties intend that no transactions other than the transactions described in this Agreement, the ART Merger Agreement and the Plan of Reorganization be considered part of the integrated transaction for purposes of determining the group in "control" of Newco immediately after these transactions.

                                  ARTICLE IV

                                 MISCELLANEOUS

     Section 4.1  Termination.  Prior to the Effective Time, this Agreement
                  -----------
shall terminate in the event of and upon the termination of the Plan of Reorganization.

     Section 4.2  Amendment.  This Agreement may be amended by the parties
                  ---------
hereto, at any time before or after approval hereof by the stockholders of Newco or the unitholders of NRLP, provided that after any such approval, no amendment shall be made which (a) changes the ratio at which NRLP Units are to be converted into shares of Newco Common Stock pursuant to Section 3.1 hereof, (b) in any way materially adversely affects the rights of holders of NRLP Units or
(c) changes any of the principal terms of this Agreement or the Plan of Reorganization, in each case, without the further approval of such unitholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 4.3  Notices.  Any notices or other communications required or
                  -------
permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or by hand delivery or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

             (a)  If to Newco or Sub II to:

                  American Realty Investors, Inc.
                  c/o Basic Capital Management, Inc.
                  10670 North Central Expressway, Suite 600
                  Dallas, Texas 75231
                  Attention: Thomas A. Holland
                             Executive Vice President

             (b)  If to NRLP, to:
                  National Realty, L.P.
                  c/o NRLP Management Corp.
                  10670 North Central Expressway, Suite 600
                  Dallas, Texas 75231
                  Attention: Karl L. Blaha
                             President
             with a copy (which shall not constitute notice) to:

                  Locke Liddell & Sapp LLP
                  2200 Ross Avenue, Suite 2200
                  Dallas, Texas 75201
                  Telecopy No. (214) 740-8800

                  Attention: C. Ronald Kalteyer, Esq.

     Section 4.4  Interpretation.  As used in this Agreement, the word
                  --------------
"Subsidiary" means, with respect to any party, any corporation or other entity of which outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation or a majority of the voting power of the voting equity interest of such other entity is owned, directly or indirectly, by such party. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 4.5  Miscellaneous.  This Agreement (including the documents and
                  -------------
instruments referred to herein) (a) together with the Plan of Reorganization, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that Sub II may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Newco; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

     Section 4.6  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 4.7  Parties in Interest.  Subject to the provisions of Section
                  -------------------
4.5(c) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 4.8  Severability.  Any term or provision of this Agreement which
                  ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 4.9  Reporting.  Newco, NRLP and Sub II shall for federal income
                  ---------
tax purposes report the transactions contemplated by this Agreement, the ART Merger Agreement and the Plan of Reorganization pursuant to which Newco stock is issued to ART shareholders and limited partners of NRLP (other than ART and its wholly owned subsidiaries) as a transaction governed by Section 351 of the Code. Newco shall comply with the reporting and record keeping requirements of Treasury Regulation Section 1.351-3 with respect to such transactions. Newco shall inform each recipient of Newco stock pursuant to such transactions of such recipient's reporting and record keeping requirements as specified in Treasury Regulation Section 1.351-3 with respect to such transactions.

     IN WITNESS WHEREOF, Newco, NRLP and Sub II have caused this Agreement of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.



                         AMERICAN REALTY INVESTORS, INC.


                         By:_______________________________________
                              Name:________________________________
                              Title:_______________________________


                         NATIONAL REALTY, L.P.

                         By:  NRLP Management Corp.,
                              its general partner


                              By:__________________________________
                                    Name:__________________________
                                    Title:_________________________



                         NRLP ACQUISITION CORP.


                         By:_______________________________________
                              Name:________________________________
                              Title:_______________________________

                                                                       EXHIBIT C
                                                                       ---------

                           NEWCO BOARD OF DIRECTORS
                           ------------------------


ART Designees
-------------
Roy E. Bode
Collene C. Currie
Al Gonzalez
Cliff Harris


NRLP Designees
--------------
Karl L. Blaha
Richard D. Morgan